UHY LDMB Advisors Inc.  Chartered Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Race World International, Inc.


We hereby consent to the inclusion in the Registration Statement on Form S-1 (relating to the registration of an aggregate 41,900,000 common shares of the company) of our report dated February 14, 2008 relating to the financial statements of Race World International, Inc. for the period ended December 31, 2007.

We also consent to the reference in the Registration Statement on Form S-1 of our Firm under heading "Experts".

/s/ UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

Chartered Accountants
Surrey, British Columbia

March 26, 2008